SCHEDULE 14A INFORMATION
                     INFORMATION REQUIRED IN PROXY STATEMENT

           PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

                           Filed by the Registrant |X|

                 Filed by a Party other than the Registrant |_|

                           Check the appropriate box:

                         |_| Preliminary Proxy Statement
                   |_| Confidential, for Use of the Commission
                     Only (as permitted by Rule 14a-6(e)(2))
                         |X| Definitive Proxy Statement
                       |_| Definitive Additional Materials
      |_| Soliciting Material Pursuant to Section 240.14a-11(c) or Section
                                   240.14a-12

                             MTR GAMING GROUP, INC.
                (Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

|X|   No fee required.

|_|   Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

      (1)   Title of each class of securities to which transaction applies:

      (2)   Aggregate number of securities to which transaction applies:

      (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

      (4)   Proposed maximum aggregate value of transaction:

      (5)   Total fee paid:

|_|   Fee paid previously with preliminary materials:

      |_| Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

      (1)   Amount Previously Paid:

      (2)   Form, Schedule or Registration Statement No.:

      (3)   Filing Party:

      (4)   Date Filed:

                             MTR GAMING GROUP, INC.
                                  State Route 2
                          Chester, West Virginia 26034

Dear Stockholder:

      You are cordially invited to attend the Annual Meeting of Stockholders of MTR Gaming Group, Inc. to be held on Thursday, July 31, 2003, at 10:00 a.m. local time, in the convention center at the Company's corporate headquarters at the Mountaineer Racetrack & Gaming Resort, State Route 2, Chester, West Virginia 26034.

      The accompanying Notice of Annual Meeting and Proxy Statement describe the business to be conducted at the meeting. There will be a brief report on the current status of our business.

      Whether or not you plan to attend the meeting in person, it is important that your shares be represented and voted. After reading the Notice of Annual Meeting and Proxy Statement, please complete, sign and date your proxy ballot, and return it in the envelope provided.

      On behalf of the Officers and Directors of MTR Gaming Group, Inc., I thank you for your interest in the Company and hope that you will be able to attend our Annual Meeting.

                                        For The Board of Directors,

                                        EDSON R. ARNEAULT
                                        Chairman of the Board of
                                        Directors and President

        June 27, 2003

                             MTR GAMING GROUP, INC.
                                  State Route 2
                          Chester, West Virginia 26034

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

      NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of MTR Gaming Group, Inc. will be held on July 31, 2003, at 10:00 a.m. local time, at the Company's corporate headquarters at the Mountaineer Racetrack & Gaming Resort, State Route 2, Chester, West Virginia 26034 for the following purposes:

      1. To elect six persons to serve as directors of the Corporation until their successors are duly elected and qualified;

      2. To ratify the selection of Ernst & Young LLP as the Corporation's accountants and independent auditors; and

      3. To transact such other business as may properly come before the meeting.

      Stockholders entitled to notice and to vote at the meeting will be determined as of the close of business on June 25, 2003, the record date fixed by the Board of Directors for such purposes.

                       By order of the Board of Directors
                          Rose Mary Williams, Secretary

      June 27, 2003

            Please sign the enclosed proxy and return it promptly in
             the enclosed envelope. If mailed in the United States,
                              no postage required.

                             MTR GAMING GROUP, INC.
                                  State Route 2
                          Chester, West Virginia 26034
                                 (304) 387-8300

                                 PROXY STATEMENT

                                  INTRODUCTION

      This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of MTR Gaming Group, Inc. (the "Company") for use at the Annual Meeting of Stockholders to be held July 31, 2003.

      A copy of the Company's report with financial statements for the year ended December 31, 2002 is enclosed. This proxy statement and form of proxy were first sent to stockholders on or about the date stated on the accompanying Notice of Annual Meeting of Stockholders.

      Only stockholders of record as of the close of business on June 25, 2003, will be entitled to notice of and to vote at the meeting and any postponement or adjournments thereof. As of that date, 27,948,135 shares of Common Stock of the Company were issued and outstanding. Each share outstanding as of the record date will be entitled to one vote, and stockholders may vote in person or by proxy. Execution of a proxy will not in any way affect a stockholder's right to attend the meeting and vote in person. Any stockholder giving a proxy has the right to revoke it at any time before it is exercised by written notice to the Secretary of the Company or by submission of another proxy bearing a later date. In addition, stockholders attending the meeting may revoke their proxies at any time before they are exercised.

      If no contrary instructions are indicated, all properly executed proxies returned in time to be cast at the meeting will be voted FOR: (i) the election of the directors nominated herein, and (ii) the ratification of the selection of the auditors. Members of the Company's management intend to vote their shares in favor of each of the proposals. The holders of a majority of the shares of Common Stock outstanding and entitled to vote at the Annual Meeting will constitute a quorum for the transaction of business at the Annual Meeting. Shares of Common Stock represented in person or by proxy (including shares which abstain or do not vote with respect to one or more of the matters presented for stockholder approval) will be counted for purposes of determining whether a quorum is present at the Annual Meeting.

      Stockholders will vote at the meeting by ballot and votes cast at the meeting in person or by proxy will be tallied by the Company's transfer agent. Shares held by stockholders present in person at the meeting who do not vote and ballots marked "abstain" or "withheld" will be counted as present at the meeting for quorum purposes, but will not be counted as part of the vote necessary to approve the proposals for the election of directors or the confirmation of the auditors.

      The solicitation of proxies will be made primarily by mail. Proxies may also be solicited personally and by telephone or telegraph by regular employees of the Company, without any additional remuneration. The cost of soliciting proxies will be borne by the Company. The Company may also retain a proxy solicitation firm to solicit proxies, in which case, the Company will pay the solicitation firm's fees. The Company will also make arrangements with brokerage houses and other custodians, nominees and fiduciaries to forward solicitation material to beneficial owners of stock held of record by such persons, and the Company will reimburse such persons for their reasonable out-of-pocket expenses in forwarding solicitation material.

      The Company knows of no other matter to be presented at the meeting. If any other matter should be presented at the meeting upon which a vote properly may be taken, then the persons named as proxies will use their own judgment in voting shares represented by proxies.

                                     ITEM 1

                              ELECTION OF DIRECTORS

      The directors of the Company are currently elected annually and hold office until the next annual meeting and until their successors have been elected and have qualified. The Company's Board of Directors (the "Board") has fixed the number of Directors at seven. However, the Board has nominated six candidates for service, each of whom serves for a term of one year, or until their successors are elected and qualify. Directors elected at this Annual Meeting shall serve until the 2004 annual meeting or until their successors are duly elected and qualified.

      Unless you instruct otherwise or withhold authority to vote, the enclosed proxy, if signed and returned, will be voted for the election of the nominees listed below. If for any reason any nominee is unable to accept the nomination or to serve as a director, an event not currently anticipated, the persons named as proxies reserve the right to exercise their discretionary authority to nominate someone else or to reduce the number of management nominees to such extent as the persons named as proxies may deem advisable.

      A plurality of the votes cast in person or by proxy of holders of Common Stock is required to elect a director. Accordingly, abstentions and "broker non-votes" will have no effect on the outcome of the election of directors assuming a quorum is present or represented by proxy at the Annual Meeting. A broker non-vote occurs if a broker or other nominee does not have discretionary authority and has not received instructions with respect to a particular item. Stockholders may not cumulate their votes in the election of directors.

      Any stockholder submitting a proxy has the right to withhold authority to vote for an individual nominee to the Board by writing that nominee's name in the space provided on the proxy. Shares represented by all proxies received by the Company and not marked to withhold authority to vote for any individual director or for all directors will be voted FOR the election of all of the nominees named below. Proxies cannot be voted for a greater number of persons than the number of nominees named.

Nominees for Directors

      The following persons have been nominated to serve as directors: Edson R. Arneault, Robert A. Blatt, Donald J. Duffy, James V. Stanton, Thomas J. Brosig, and L.C. Greenwood. Each of the nominees for director currently serves as a director of the Company.

      Edson R. Arneault, 56, has been a director of the Company since January 1992 and has served as the Company's President and Chief Executive Officer since April 26, 1995. He is also an officer and director of the Company's subsidiaries, Mountaineer Park, Inc., Speakeasy Gaming of Reno Inc. , Speakeasy Gaming of Las Vegas, Inc., Presque Isle Downs, Inc., Racing Acquisition, Inc., ExCal Energy Corp., and Golden Palace Casinos, Inc. Mr. Arneault is also a principal in numerous ventures directly or indirectly engaged in the development, production and transportation of oil and gas. Since becoming the President of the Company and Mountaineer Park, however, Mr. Arneault has devoted virtually all his time and attention to the business of the Company. Mr. Arneault is a certified public accountant, and has served as a tax partner with Seidman and Seidman (now "BDO Seidman LLP"), a public accounting firm, in Grand Rapids, Michigan, from 1977 to 1980. Mr. Arneault was employed as a certified public accountant by Arthur Andersen in the tax department of its Cleveland office from 1972 to 1976. Mr. Arneault is a member of the Independent Producers Association of America, the Ohio Oil and Gas Association, the Michigan Oil and Gas Association and the Michigan Association of Certified Public Accountants. Mr. Arneault received his Bachelor of Science in Business Administration from Bowling Green University in 1969, his Master of Arts from Wayne State University in 1971, and his Masters in Business Administration from Cleveland State University in 1978. Mr. Arneault also serves as a member of the Hospitality and Tourism Management Board of Visitors of Robert Morris College in Pittsburgh, Pennsylvania.

      Robert A. Blatt, 62, has been a director of the Company since September 1995 and a Vice President since February 1999. Mr. Blatt is also a Director and Assistant Secretary of Mountaineer Park, and Chairman of the Company's Finance Committee. Mr. Blatt is the Chief Executive Officer and managing member of New England National, L.L.C. ("NEN") and a member of the board of directors of AFP Imaging Corporation. Since 1979 he has been chairman and majority owner of CRC Group, Inc., and related entities, a developer, owner, and operator of shopping centers and other commercial properties, and since 1985, a member (seat owner) of the New York Stock Exchange, Inc. From 1959 through 1991, Mr. Blatt served as director, officer or principal of numerous public and private enterprises. In July 1999, certain creditors of CGE Shattuck, LLC ("CGE") filed an involuntary bankruptcy petition against CGE in the United States Bankruptcy Court for the District of New Hampshire (In Re: CGE Shattuck, LLC). Although Mr. Blatt reports that he was no longer an executive with CGE at the time of the filing, he was the Chief Executive Officer and Managing Member of CGE within the two-year period prior to the commencement of that action, which is still pending. Mr. Blatt informed the Company that CGE's inability to satisfy its obligations to creditors in July 1999 resulted from a bank's wrongful refusal to release certain residential land held as collateral by the bank. In August of 2002, NEN filed a voluntary petition under Chapter 11 in the U.S. Bankruptcy Court for the District of Connecticut. Mr. Blatt informed the Company that the filing was necessitated by a court's upholding the imposition of real estate taxes at rates applicable to golf courses (rather than vacant land) for periods prior to NEN's acquisition or development of the property.

Mr. Blatt received his Bachelor of Science in Finance from the University of Southern California in 1962 and his Juris Doctor from the University of California at Los Angeles in 1965. He is a member of the State Bar of California.

      James V. Stanton, 71, has been a director of the Company since February 1998 and serves on the Company's Audit Committee and as Chairman of the Company's Compliance Committee. Mr. Stanton has his own law and lobbying firm, Stanton & Associates, in Washington, D.C. From 1971-1978, Mr. Stanton represented the 20th Congressional District of Ohio in the United States House of Representatives. While in Congress Mr. Stanton served on the Select Committee on Intelligence, the Government Operations Committee, and the Public Works and Transportation Committee. Mr. Stanton has held a wide variety of public service positions, including service as the youngest City Council President in the history of Cleveland, Ohio and membership on the Board of Regents of the Catholic University of America in Washington, D.C. Mr. Stanton is also former Executive Vice President of Delaware North, a privately held international company which, during Mr. Stanton's tenure, had annual sales of over $1 billion and became the leading parimutuel wagering company in the United States, with worldwide operations including horse racing, harness racing, dog racing, and Jai-Lai. Delaware North also owned the Boston Garden and the Boston Bruins hockey team. From 1985-1994, Mr. Stanton was a principal and co-founder of Western Entertainment Corporation, which pioneered one of the first Native American Gaming operations in the United States, a 90,000 square foot bingo and casino gaming operation located on the San Manuel Indian Reservation in California, which generated annual revenues in excess of $50 million. Mr. Stanton also serves on the Board of Directors of Lottery and Wagering Solutions, Inc.

      Donald J. Duffy, 35, has been a director of the Company since June 2001 and serves as Chairman of the Company's Compensation Committee and as a member of the Audit Committee. Mr. Duffy is presently a director of Integrated Corporate Relations, an investor relations consulting firm. Mr. Duffy co-founded Meyer, Duffy & Associates in 1994 and Meyer Duffy Ventures in 1999. At Meyer Duffy, Mr. Duffy played an integral role in numerous seed and early stage companies. His expertise is focusing on the development and implementation of business plans including financial forecasting and analysis, management team development, corporate strategy and capital formation. Prior to co-founding Meyer, Duffy & Associates, Mr. Duffy was a Senior Vice President at Oak Hall Capital Advisors where he specialized in investments in the leisure, gaming and technology markets. Prior to Oak Hall, Mr. Duffy was an investment fund partner at Sloate, Weisman, Murray & Company, specializing in investments in the leisure, gaming, technology and retail markets. Mr. Duffy is a graduate of St. John's University.

      Thomas J. Brosig, 53, has been a director of the Company since November 2002 and serves as Chairman of our Audit Committee. Mr. Brosig graduated Summa Cum Laude from Fordham University in 1976. From 1977 through 1981, Mr. Brosig held essentially every financial position with Channel Home Centers, a division of W. R. Grace and Company. From 1982 through 1986, Mr. Brosig was Director of Strategic Planning for Berman's "The Leather Experts", the nation's largest leather specialty chain. In 1987, Mr. Brosig founded and was President of TJ Associates Business Consulting Services that specialized in acquisition analysis and turnaround restructuring. In 1989 Mr. Brosig became Executive Vice President of Administration and Finance for G III Apparel Group, Ltd., the nation's largest manufacturer of ladies leather apparel. In 1990,

Mr. Brosig was one of the founders of Grand Casinos, Inc. Subsequent to the January 1, 1999 merger between Grand Casinos, Inc. and Park Place Entertainment; Mr. Brosig assumed the role of President, mid-south region of Park Place Entertainment. In January 2001, he accepted the promotion to Senior Vice President, Administration at Park Place Entertainment's corporate offices in Las Vegas, Nevada. In June 2001 he retired from active full time employment, remaining with Park Place as a Senior Vice President responsible for the development of their Indian owned resort project in Sullivan County New York. The remainder of his time is spent as a non-paid executive operating ASC of Mississippi, Inc. ("Center Circle") a group of homes for wayward boys. Mr. Brosig has lectured or testified throughout the United States on leadership and organizational development, on the impact of youth gambling addiction, and on various topics of interest to the gaming industry and investment communities. In the area of compulsive gambling, Mr. Brosig is and has been active in a number of activities including the Mississippi Council on Compulsive Gambling where he was instrumental in its formation and development. In addition, he organized and funded the first think tanks in Minnesota and Mississippi concerned with compulsive gambling, and was a charter member of the National Center for Responsible Gaming where he also served as a member of its board of directors. Mr. Brosig has also authored many watershed programs relative to casino employee gambling.

      L.C. Greenwood, 56, has been a director of the Company since November 2002 and serves on our Compensation Committee. Mr. Greenwood was born in Canton Mississippi, went to Roger High, in Canton, Mississippi and was granted an Academic Athletic Scholarship to Arkansas AM & N in Pine Bluff, Arkansas, where he received the Bachelor of Science Degree. After college Mr. Greenwood played thirteen years as a Defensive End with the World Champion Pittsburgh Steelers, won four Super Bowls, was named a member of every All Pro Team during the 1970s, was also All Pro seven times, and played in six Pro Bowls. Today Mr. Greenwood is President of Greenwood Enterprises, a Coal and Natural Gas Marketing Company; Greenwood/McDonald Supply Co., an Electrical Supply Company; and President/Owner of Greenwood Manufacturing Co., a Manufacturer and Distributor of packing products. Among Mr. Greenwood's awards are the Worthen Sport Award, Professional Athlete of the Year in Little Rock, Arkansas, Outstanding Achievement Award, Canton, Mississippi, 1975, Key to the City of Canton, Mississippi, and to the State of Mississippi, Key to the State of West Virginia, 25th Anniversary Super Bowl Team, 100 Year Black College All American Team, Arkansas Hall of Fame, A member of the 75th Silver Anniversary Super Bowl Team. In 1975, March 24th was declared L.C. Greenwood day in Canton, Mississippi. Mr. Greenwood is a Life Member of the N.A.A.C.P., Member of AFTRA-American Federation of Television and Radio Artists, worked on the Miller Lite Campaign doing commercials and promotions for ten years, has been involved in numerous commercials and industrial films since 1971 to the present, and over ten National commercials as well as numerous local commercials.

      The Board held seven meetings and acted thirteen (13) times by written consent during the fiscal year ended December 31, 2002. All directors attended all of the meetings. The Board does not have a standing nominating committee. Messrs. Stanton, Duffy and Brosig, all of whom are independent directors, make up the Board's Audit Committee. In June of 2000, the Board of Directors established a formal Charter for the Audit Committee. A copy of the Charter is attached hereto as Exhibit A.

      Messrs. Duffy and Greenwood, both of whom are independent directors, make up the Board's Compensation Committee. Mr. Duffy joined the Committee in April of 2002, replacing Robert L. Ruben, and Mr. Greenwood joined the Committee in November of 2002, when he joined the Board, and replaced Mr. Blatt. The Compensation Committee makes recommendations with respect to salaries, bonuses, restricted stock, and deferred compensation for the Company's executive officers as well as the policies underlying the methods by which the Company compensates its executives. During the fiscal year ended December 31, 2002, the Compensation Committee held three meetings. The Finance Committee monitors the Company's relationships with its lenders and investment bankers and negotiates on behalf of the Company with respect to proposed financing arrangements. Mr. Blatt is the sole member of the Board's Finance Committee.

      As a publicly traded corporation registered with and licensed by the Nevada Gaming Commission, the Company has a Compliance Committee, which implements and administers the Company's Compliance Plan. The Committee's duties include investigating key employees, consultants, lobbyists and others who wish to do substantial business with the Company or its subsidiaries and making recommendations to the Company's management concerning suitability. Nevada gaming regulators require that one member of the committee be a member of the Company's board. Mr. Stanton is the Chairman of the Compliance Committee. The other members include the Company's Chief Financial Officer, Director of Internal Security, Director of Administration and internal auditor.

Report of the Audit Committee

      The Audit Committee oversees the Company's financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process including the systems of internal controls. In fulfilling its oversight responsibilities, the Committee reviewed the audited financial statements in the Annual Report with management including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements.

      The Committee reviewed with the independent auditors, who are responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles, their judgments as to the quality, not just the acceptability, of the Company's accounting principles and such other matters as are required to be discussed with the Committee under generally accepted auditing standards. In addition, the Committee has discussed with the independent auditors' the auditors' independence from management and the Company including the matters in the written disclosures required by the Independence Standards Board and considered the compatibility of non-audit services with the auditors' independence.

      The Committee discussed with the Company's internal and independent auditors the overall scope and plans for their respective audits. The Committee meets with the internal and independent auditors, with and without management present, to discuss the results of their examinations, their evaluations of the Company's internal controls, and the overall quality of the Company's financial reporting. The Committee held five meetings during fiscal year 2002.

      In reliance on the reviews and discussions referred to above, the Committee recommended to the Board of Directors (and the Board has approved) that the audited financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2002 for filing with the Securities and Exchange Commission. The Committee and the Board have also recommended, subject to shareholder approval, the selection of the Company's independent auditors.

      Thomas J. Brosig
      James V. Stanton
      Donald J. Duffy

Executive Officers; Officers

The following persons serve as the officers indicated:

                                                                                      Principal
                                                                                      Occupation
      Name and Address                          Position                             Last 5 Years
      ----------------                          --------                             ------------
EDSON R. ARNEAULT*                     Director, President,                    President of the Company
MTR Gaming Group, Inc.                 Chief Executive Officer and             and its subsidiaries
State Route 2 South                    Treasurer
P.O. Box 356
Chester, WV 26034

ROBERT A. BLATT**                      Director, Vice President,               Commercial Development
1890 Palmer Avenue                     Assistant Secretary
Suite 303
Larchmont, NY 10538

ROSE MARY WILLIAMS***                  Secretary                               Horse Racing Management
MTR Gaming Group, Inc.
State Route 2 South
Chester, WV 26034

ROGER M. SZEPELAK****                  Vice President,                         Hotel and Casino
3227 Civic Center Drive                Chief Operating Officer;                Management
North Las Vegas, NV 89030              Nevada Properties

                                                                                      Principal
                                                                                      Occupation
      Name and Address                          Position                             Last 5 Years
      ----------------                          --------                             ------------
JOHN W. BITTNER, JR.                   Chief Financial Officer                 Accounting
MTR Gaming Group, Inc.
State Route 2 South
Chester, WV 26034

DAVID R. HUGHES                        Chief Operating Officer;                Casino Management
Mountaineer Park, Inc.                 Mountaineer
State Route 2 South
P.O. Box 358
Chester, WV 26034

PATRICK J. ARNEAULT                    Vice President; Mountaineer             Facilities Management and
Mountaineer Park, Inc.                                                         Construction; Oil and Gas;
State Route 2 South
P.O. Box 358
Chester, WV 26034

----------
* Also an officer and director of Mountaineer Park, Inc., Speakeasy Gaming of Las Vegas, Inc., Speakeasy Gaming of Reno, Inc., ExCal Energy Corporation, Presque Isle Downs, Inc., Racing Acquisition, Inc. and Golden Palace Casinos, Inc., the Company's subsidiaries.

**    Also assistant secretary of Mountaineer Park, Inc.

***   Also secretary of Mountaineer Park, Inc.

**** Officer of Speakeasy Gaming of Las Vegas, Inc. and Speakeasy Gaming of Reno, Inc.

STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

      The following table sets forth, as of June 25, 2003, the ownership of the presently issued and outstanding shares of our common stock by persons owning more than 5% of such stock, and the ownership of such stock by our officers and directors, individually and as a group. As of June 25, 2003, there were 27,948,135 shares of common stock outstanding. Unless otherwise indicated, the address for each of the stockholders listed below is c/o MTR Gaming Group, Inc., State Route 2 South, P.O. Box 356, Chester, WV 26034.

                                                              Number of    Percentage of
Name                                                            Shares         Class
----                                                            ------         -----
Edson R. Arneault(1) ...................................       3,857,074       13.42%
Robert A. Blatt(2) .....................................       1,238,584        4.38%
James V. Stanton(3) ....................................         131,900           *
Donald J. Duffy(4) .....................................          50,000           *
L.C. Greenwood(5) ......................................               0           *
Thomas J. Brosig(6) ....................................               0           *
Patrick J. Arneault(7) .................................           5,200           *
Rose Mary Williams(8) ..................................          60,000           *
John W. Bittner, Jr.(9) ................................          50,000           *
Roger Szepelak(10) .....................................          77,500           *
David R. Hughes ........................................               0           *
FMR Corp(11) ...........................................       1,557,700        5.57%
Total officers and directors as a group (11 persons) ...       5,470,258       18.66%

----------
*     Indicates less than one percent.

(1) Includes 3,057,074 shares, including 30,000 shares held in the name of Mr. Arneault's dependent son and 19,209 shares held by a partnership of which Mr. Arneault is a general partner, and options to acquire beneficial ownership of 800,000 shares within 60 days held by Mr. Arneault.

(2) Includes 935,584 shares held by Mr. Blatt, 3,000 shares held by Mr. Blatt's wife, and options to acquire beneficial ownership of 300,000 shares exercisable within 60 days held by Mr. Blatt. Mr. Blatt's mailing address is c/o The CRC Group, Larchmont Plaza, 1890 Palmer Avenue, Suite 303, Larchmont, NY 10538.

(3) Includes 106,900 shares held by Mr. Stanton and options to acquire beneficial ownership of 25,000 shares exercisable within 60 days held by Mr. Stanton. Mr. Stanton's mailing address is 815 Connecticut Avenue, NW, Suite 620, Washington, DC 20006.

(4) Mr. Duffy's business mailing address is c/o Integrated Corporate Relations, 24 Post Road, Westport, CT 06880. Includes no shares and includes options to acquire beneficial ownership of 50,000 shares exercisable within 60 days held by Mr. Duffy.

(5) Mr. Greenwood's business mailing address is c/o Greenwood McDonald Supply Company, Inc., 313 West Main Street Carnegie, PA 15106.

(6)   Mr. Brosig's mailing address is 1174 Glendale Place, Gulfport, MS 39507.

(7) Includes 200 shares held by Mr. Arneault's minor children and options to acquire ownership of 5,000 shares within 60 days held by Mr. Arneault.

(8) Includes no shares and includes options to acquire beneficial ownership of 60,000 shares within 60 days held by Ms. Williams.

(9) Includes no shares and includes options to acquire beneficial ownership of 50,000 shares within 60 days held by Mr. Bittner.

(10) Includes 2,500 shares and options to acquire beneficial ownership of 75,000 shares exercisable within 60 days by Mr. Szepelak. Mr. Szepelak's mailing address is 3227 Civic Center Drive, North Las Vegas, Nevada 89030

(11) FMR Corp. has indicated in a Schedule 13G joint filing with the SEC on February 14, 2003 that various persons have the right to receive or the power to direct the receipt of dividends from, or the proceeds from the sale of, the Common Stock of the Company and that one person, Fidelity Low Priced Stock Fund, an investment company registered under the Investment Company Act of 1940, is the beneficial owner, in the ordinary course of business, of 1,557,700 shares of the Common Stock of the Company. Fidelity Low Priced Stock Fund has its principal business office at 82 Devonshire Street, Boston, Massachusetts 02109.

Section 16(a) Beneficial Ownership Reporting Compliance

      Under the provisions of Section 16(a) of the Exchange Act, the Company's executive officers, directors and 10% beneficial stockholders are required to file reports of their transactions in the Company's securities with the Commission. Based solely on a review of the Forms 3 and 4 and amendments thereto furnished to the Company during its most recent fiscal year and Forms 5 and amendments thereto furnished to the Company with respect to its most recent fiscal year, the Company believes that as of June 25, 2003, all of its executive officers, directors and greater than 10% beneficial stockholders complied with all filing requirements applicable to them during 2002.

      The following table sets forth the compensation awarded, paid to or earned by the most highly compensated executive officers of the Company whose compensation exceeded $100,000 in the fiscal year ended December 31, 2002.

                           SUMMARY COMPENSATION TABLE

                                                  Annual                            Long Term
                                               Compensation                    Compensation Awards             Payouts
                                               ------------         Other      -------------------             -------
                                                                    Annual     Restricted  Options
                                            Salary      Bonus        Comp.       Stock       SARS          LTIP       All Other
          Name                    Year        ($)        ($)        ($)(1)     Awards ($)  (#)(2)      Payouts ($)   Comp. ($)(4)
          ----                    ----        ---        ---        ------     ----------  ------      -----------   ------------
Edson R. Arneault (3) ......      2002      804,023    100,000      365,686        --           --          --         229,193
Chairman, President and ....      2001      830,326    100,000      336,339        --      100,000          --          84,568
Chief Executive Officer ....      2000      469,904    100,000      254,664        --      300,000          --          84,568
MTR Gaming Group, Inc. .....
Robert A. Blatt ............      2002      292,115         --        1,393        --           --          --          19,594
Vice President (3) .........      2001      213,857         --        1,393        --       50,000          --          19,594
                                  2000      182,649         --        1,288        --      150,000          --          19,594

Roger M. Szepelak ..........      2002      163,209         --           --        --           --          --              --
Vice-President and Chief ...      2001      151,154         --           --        --           --          --              --
Operating Officer Nevada ...      2000
Properties

John W. Bittner ............      2002      184,077         --        1,300        --       25,000          --           1,300
Chief Financial Officer

----------
(1) As to Mr. Arneault for 2002 includes $359,194 performance bonus earned but not paid in 2002; an estimated pension contribution of $6,492; for 2001 includes $330,111 performance bonus earned but not paid in 2001 an estimated pension plan contribution of $6,228; for 2000 includes $250,000 performance bonus earned but not paid in 2000 and an estimated pension plan contribution of $4,664; As to Mr. Blatt consists of an estimated pension plan contribution of $1,393, $1,393 and $1,288 in 2002, 2001 and 2000, respectively. As to Mr. Bittner consists of an estimated pension contribution of $1,300.

(2) Grants in 2002, 2001 and 2000 consisted of non-qualified stock options for a term of ten years. The options are fully vested and have an exercise price of $15.00, $7.30 and $2.50 per share, respectively.

(3) See "Employment Agreements" below. Mr. Arneault's employment agreement requires him to defer receipt of all compensation over the amount set forth in Section 162(m) of the Internal Revenue Code.

(4) Consists of premiums for life insurance pursuant to a qualified plan in accordance with Section 419 of Internal Revenue Code. In 2002 as to Mr. Arneault includes $144,625 for use of Company owned housing. The incremental cost to the Company of providing perquisites and other personal benefits during the indicated periods did not exceed, as to any Named Executive Officer, the lesser of $50,000 or 10% of the total salary and bonus paid to such executive officer for any such year and, accordingly, is omitted from the table.

                              OPTION GRANTS IN 2002

      The following table contains information concerning the grant of stock options during fiscal year 2002 to the Company's executive officers named in the Summary Compensation Table.

                                        % of Total                               Potential Realizable Value
                           Number of      Options                              at Assumed Annual Rates of
                          Securities      Granted                              Stock Price Appreciation for
                          Underlying        in                                         Option Term(1)
                            Options       Fiscal    Exercise     Expiration    ----------------------------
        Name                Granted        Year       Price         Date          5%                 10%
        ----                -------        ----       -----         ----          --                 ---
John W. Bittner, Jr.        25,000         100%       15.00       1/2/2012     $235,835            $597,653

----------
(1) In accordance with the rules of the Securities and Exchange Commission, "Potential Realizable Value" has been calculated assuming an aggregate ten-year appreciation of the fair market value of the Company's common stock on the date of the grant at annual compounded rates of 5% and 10%, respectively. These amounts represent hypothetical gains that could be achieved. Actual gains, if any, on the exercise of stock options will depend on the future performance of the Company's stock and the date on which the options are exercised. Moreover, the gains shown are net of the option exercise price, but do not include deductions for taxes or other expenses associated with the exercise of the option or the sale of the underlying shares.

Aggregated Option Exercises in Last Fiscal Year and Fiscal Year End Option
Values

      The following table sets forth information regarding the number and value of options held by each of the Company's executive officers named in the Summary Compensation Table as of December 31, 2002.

                                                                    Number of Securities           Value of Unexercised
                                                                   Underlying Unexercised         In-the-Money Options at
                                    Shares                       Options at Fiscal Year End            Year End($)(1)
                                  Acquired on      Value         --------------------------     ----------------------------
           Name                     Exercise     Realized($)     Exercisable  Unexercisable     Exercisable    Unexercisable
----------------------------      -----------    -----------     -----------  -------------     -----------    -------------
Edson R. Arneault ..........              0              0        1,800,000            --        10,244,125            --
Robert A. Blatt ............        150,000        527,700          500,000            --         2,873,750            --
Roger M. Szepelak ..........         25,000        251,250           25,000        50,000            42,750        85,500
John W. Bittner, Jr ........              0              0           25,000                               0

----------
(1) Based on the market price of the Company's Common Stock of $7.96 on December 31, 2002, as reported by Nasdaq.

Equity Compensation Plan Information

      The following table sets forth information as of December 31, 2002 with respect to compensation plans under which equity securities of the Company are authorized for issuance.

                                                           Number of
                                                         securities to                         Number of securities
                                                              be              Weighted         remaining available
                                                          issued upon         average          for future issuance
                                                          exercise of      exercise price          under equity
                                                          outstanding      of outstanding       compensation plans
                                                           options,           options,        (excluding securities
                                                         warrants and       warrants and           reflected in
                Plan Category                               rights             rights               column(a))
                -------------
                                                               (a)               (b)                   (c)
Equity compensation plans approved by
security holders ............................               2,795,500          $2.2968                55,000
Equity compensation plans not approved by
security holders ............................                 390,000          $7.4672               300,000
                                                            ---------                                -------

Total .......................................               3,185,500                                355,000

      The Company's equity compensation plans that were not approved by security holders (as no such approval was required) consist of (i) grants of NQSOs as inducement for initial employment by the Company or its subsidiaries; (ii) grants of NQSOs to non-executive employees; and (iii) NQSOs granted under our 2001 Employee Stock Incentive Plan or available for grant under our 2002 Employee Stock Incentive Plan, both of which are "broad-based plans" as defined by the Nasdaq Market Place Rules (i.e., ones in which not more than half of the options/shares may be awarded to officers and directors). In the case of all such plans, the exercise price of options must be not less than fair market value of the common stock on the date of grant. Options granted under the plans may be for terms of up to ten years. The 2001 and 2002 Employee Stock Incentive Plans are to be administered by the board or a committee of the board consisting of not fewer than two non-employee directors. Repricing under the 2001 plan is limited to 10% of the number of options then outstanding thereunder; repricing under the 2002 plan is prohibited.

Employment Agreements

      We have entered into a five-year employment agreement, effective January 1, 2001, with our President and Chief Executive Officer, Edson R. Arneault. The employment agreement replaces an agreement entered into in February 1999 and provides for, among other things, an annual base salary of $750,000 (subject to automatic annual cost of living increases of 5%), semi-annual cash awards and an annual performance bonus tied to EBITDA growth. The Employment Agreement entitles Mr. Arneault, at our expense, to lease living and/or office quarters for himself and the Company in any state or jurisdiction in which the Company is currently doing business or commences substantial business operations. The Company may choose to purchase such living or office quarters. For the fiscal year ended December 31, 2002, Mr. Arneault's compensation included $144,625 for the use of housing purchased by the Company in accordance with the employment agreement. The employment agreement also provides for a long-term incentive bonus, subject to a cap, payable at the end of the five-year term based upon growth compared to year 2000 in a variety of objective measurements, including earnings per share, the market price of our common stock, EBITDA and gross revenues. Other factors affecting the long-term bonus are acquisitions of other racetracks and parimutuel facilities, acquisitions of gaming venues that generate positive EBITDA in their first full year of operation, and successful legislative initiatives.

      The agreement provides that if Mr. Arneault's period of employment is terminated by reason of death or physical or mental incapacity, we will continue to pay Mr. Arneault or his estate the compensation otherwise payable to Mr. Arneault for a period of two years. If Mr. Arneault's period of employment is terminated for a reason other than death or physical or mental incapacity or for cause, we will continue to pay Mr. Arneault the compensation that otherwise would have been due him for the remaining period of employment. If Mr. Arneault's period of employment is terminated for cause, we will have no further obligation to pay Mr. Arneault, other than compensation unpaid at the date of termination.

      In the event that the termination of Mr. Arneault's period of employment occurs after there has been a change of control of the Company, as defined, and
(i) the termination is not for cause or by reason of the death or physical or mental disability of Mr. Arneault or (ii) Mr. Arneault terminates his employment for good reason, as defined in the agreement, then Mr. Arneault will have the right to receive within thirty days of the termination, a sum that is three times his annual base salary and payment by us of the next five annual premium payments for the insurance policy called for by the deferred compensation plan described below.

      In February 1999, we entered into an employment agreement with Robert A. Blatt. The agreement is for a term of five years, calls for an annual base salary of $46,000 (subject to automatic annual cost of living increases of 5%) and additional compensation of $2,500 per day in the event Mr. Blatt performs additional services. The employment agreement also entitles Mr. Blatt to participate in our various benefit plans for health insurance, life insurance and the like. In the event Mr. Blatt terminates the employment agreement for good reason, as defined, or we terminate the agreement other than for cause or a permanent and total disability, he will be entitled to the compensation otherwise payable to him under the employment agreement. In the event Mr. Blatt's employment is terminated in connection with a change in control of the Company, Mr. Blatt would be entitled to a cash severance payment equal to three times his annual base salary and payment by us of the next five annual premium payments for the insurance policy called for by the deferred compensation plan described below.

      We also have deferred compensation agreements with Messrs. Arneault and Blatt, which provide for certain benefits upon retirement. We currently fund these obligations through the purchase of "split dollar" life insurance policies.

      In October 2000, we entered into a three-year employment agreement with Roger Szepelak as Vice President and Chief Operating Officer for Speakeasy Gaming of Las Vegas, Inc. and Speakeasy Gaming of Reno, Inc. The agreement calls for an annual base salary of $150,000 with annual automatic cost of living increases of 5% and entitles Mr. Szepelak to a car allowance as well as to participate in our various employee benefit plans. In the event Mr. Szepelak's employment is terminated by us other than for cause or a permanent and total disability, he will be entitled to the compensation otherwise payable to him under the employment agreement. Mr. Szepelak's employment agreement does not provide for any additional compensation in the event of termination in connection with a change in control.

      In January 2002, we entered into a three-year employment agreement with John W. Bittner, Jr. as Chief Financial Officer. The agreement calls for an annual salary of $160,000 and entitles Mr. Bittner to a car allowance as well as to participate in our various employee benefit plans. In the event Mr. Bittner's employment is terminated by us other than for cause or permanent disability, he will be entitled to the compensation otherwise payable to him under the employment agreement. Further, in the event Mr. Bittner is discharged during the last year of the term of the agreement in connection with a change in control of the Company, as defined in the agreement, Mr. Bittner would be entitled to a cash payment in the amount of one year of Mr. Bittner's then current salary.

Stock Performance Graph

      The following graph demonstrates a comparison of cumulative total returns of the Company, the NASDAQ Market Index (which is considered to be a broad index) and an industry peer group index based upon companies which are publicly traded with the same four digit standard industrial classification code ("SIC") as the Company (SIC 7999 - Amusement and Recreational Services) for the past five years. The beginning date for the graph is January 1, 1997. The following graph assumes $100 invested in each of the above groups and the reinvestment of dividends.

                     COMPARE 5-YEAR CUMULATIVE TOTAL RETURN
                         AMONG MTR GAMING GROUP, INC.,
                     NASDAQ MARKET INDEX AND SIC CODE INDEX

                              [LINE GRAPH OMITTED]

                       ASSUMES $100 INVESTED JAN. 1, 1998
                          ASSUMES DIVIDEND REINVESTED
                        FISCAL YEAR ENDING DEC. 31, 2002

                             1997        1998        1999        2000        2001        2002
                           =======     =======     =======     =======     =======     =======
MTR GAMING GROUP, INC       100.00      121.88      153.13      237.50      800.00      398.00

    SIC CODE INDEX          100.00       74.21       93.81       65.69       76.09       85.06

  NASDAQ MARKET INDEX       100.00      141.04      248.76      156.35      124.64       86.94

----------
(1) The peer group consists of the following companies: American Wagering, Inc.; Argosy Gaming Co.; Boyd Gaming Corp.; Dover Motorsports, Inc.; Gametech International, Inc.; Imax Corp.; Isle of Capris Casinos; Lakes Gaming Inc.; Littlefield Corporation; MDI Entertainment; MGM Mirage, Inc.; Multimedia Games, Inc.; Renaissance Entertainment Corp.; Sands Regent; Skyline Multimedia Entertainment; TBA Entertainment Corp.; Ticketmaster Inc.; Tickets.com, Inc.; Trans World Corp.; Vail Resorts, Inc.; Winter Sports, Inc.; and Youbet.com, Inc.

Compensation of Directors

      The Company's non-employee directors receive an annual stipend of $24,000 and a per meeting fee of $1,500. Directors who are employees of the Company do not receive compensation for attendance at Board meetings. All board members are reimbursed for expenses they incur in attending meetings.

Compensation Committee Interlocks and Insider Participation

      On November 8, 1995, the Board voted to form an executive compensation committee consisting of Mr. Ruben and Mr. Blatt, (the "Committee"). In April of 2002, the Board elected Mr. Duffy to the Committee, and Mr. Ruben resigned from the Committee. In November of 2002, Mr. Greenwood joined the Board of Directors and the Compensation Committee, and Mr. Blatt resigned from the Committee. Since that time, the Committee has consisted entirely of independent directors. See "Certain Transactions."

      The Committee is authorized to review all compensation matters involving directors and executive officers and Committee approval is required for any compensation to be paid to executive officers or directors who are employees of the Company.

Board Compensation Committee Report on Executive Compensation

Policy

      The Committee's decisions with respect to executive compensation will be guided by the general principle that compensation be designed: (i) to assure that the Company's executives receive fair compensation relative to their peers at similar companies; (ii) to assure that the Company's shareholders are receiving fair value for the compensation paid to the Company's executives; and
(iii) to allow the Company to secure and retain the services of high quality executives.

      The Company's compensation program currently consists of three elements: a base salary; annual incentives in the form of cash or restricted stock bonuses; and long-term incentives in the form of stock options and/or cash. The Committee believes that annual incentives, or bonuses, should be used to reward an executive for exceptional performance. The determination of what constitutes exceptional performance is generally a subjective judgment by the Committee based on the executive's contribution to the Company's revenues, legislative and regulatory efforts, recruitment of high quality personnel, elevating public awareness and perception of the Company's gaming and resort businesses, and development of the Company's prospects. With respect to compensation for the Company's current CEO, annual and long-term performance bonuses are calculated pursuant to a formula tied to objective criteria.

      Stock options allow the Company to motivate executives to increase stockholder value. This type of incentive also allows the Company to recruit members of the management team whose contributions and skills are important to its long-term success. The Committee intends to employ a combination of cash incentives, stock and option awards.

Chief Executive Officer Compensation; Employment Agreement

      During the fiscal year ended December 31, 2002, Mr. Arneault's base salary and bonuses were based upon a September 2001 employment agreement, which was effective as of January 1, 2002, and replaced an agreement entered into in February 1999. The performance bonus for 2002 is based upon an objective formula tied to growth in the Company's EBITDA for 2002 compared to 2000.

Donald J. Duffy
L.C. Greenwood

                              CERTAIN TRANSACTIONS

      In connection with the exercise of stock options and the payment of taxes incident to such exercises during 2001 and prior years, our President and CEO, Edson Arneault, delivered to us full recourse promissory notes totaling approximately $2,242,000 in principal that remained outstanding at December 31, 2001. The notes were to mature variously in 2002 through 2004 and bore interest at annual rates ranging from 6% to 9% or 1% above the prime rate. Mr. Arneault repaid all of the notes, together with accrued interest, in full in February of 2002.

      Also in connection with the exercise of stock options and the payment of taxes incident to such exercises during 2001 and prior years, Mr. Robert Blatt delivered to us full recourse promissory notes totaling approximately $665,854 in principal that remained outstanding at December 31, 2001. The notes were to mature variously in 2002 through 2004 and bore interest at an annual rate of 6% to 9% or 1% above the prime rate. Mr. Blatt repaid the notes, together with accrued interest, in full in February of 2002.

      Also in connection with the exercise of stock options during 2001, Mr. James Stanton, a director of the Company, delivered to us a full recourse promissory note for approximately $175,000. The note was to be due on or before April 2003 with interest at an annual rate of 8%. Mr. Stanton repaid the note in full subsequent to December 31, 2001.

      Mr. Patrick J. Arneault serves as Vice President of Development of Mountaineer. During the year ended December 31, 2002, Mr. Arneault's total compensation was $150,000. Patrick J. Arneault is the brother of Edson R. Arneault, our president, chairman and chief executive officer. Mr. Arneault has worked for Mountaineer since February 2000.

      Ms. Aimee Zildjian serves as director of development for Presque Isle Downs. During the year ended December 31, 2002, Ms. Zildjian's total compensation was $60,900. Ms. Zildjian is the daughter of Edson R. Arneault, our president, chairman and chief executive officer.

      Mr. Robert Ruben was an officer (from 1999 to November of 2002) and member of our board (from 1995 to November of 2002), and is a member of the law firm Ruben & Aronson,

LLP, which has performed legal services for the Company. During the fiscal year ended December 31, 2002, the Company paid Ruben & Aronson the sum of $1.3 million for legal services. In connection with the exercise of stock options and payment of taxes incident to such exercises during 2001and prior years, Mr. Ruben delivered to the company full recourse promissory notes totaling approximately $702,000. In August of 2001, Mr. Ruben repaid approximately $90,000 of principal and interest, leaving a principal balance of $612,000 outstanding at December 31, 2001. The notes were to mature variously in 2003 through 2004 and bore interest at 6% to 8% or 1% above the prime rate. Mr. Ruben repaid all of the notes, together with accrued interest, in full in February of 2002.

                                     ITEM 2

                      RATIFICATION OF SELECTION OF AUDITORS

      The Board has selected the firm of Ernst & Young LLP ("E&Y"), independent public accountants, to serve as auditors for the fiscal year ending December 31, 2003, subject to ratification by the stockholders.

Audit Fees

      Aggregate fees billed by E&Y for the last Fiscal Year for annual audit and reviews of the financial statements in the Company's Forms 10-Q were $301,065, including additional audit and reporting related services of $56,736 and expenses of $46,629.

Financial Information Systems Design and Implementation Fees

      E&Y billed no fees for the last fiscal year for financial information systems design and implementation.

All Other Fees

      Aggregate fees billed by E&Y for the last Fiscal Year for all other services were $227,868, which consisted primarily of tax compliance and tax consulting services.

      The Board recommends a vote FOR ratification of this selection.

      It is expected that a member of E&Y will be present at the Annual Meeting and will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

                              FINANCIAL INFORMATION

      The Financial Statements of the Company included in the Company's Annual Report to Stockholders that accompanies this Proxy Statement are incorporated herein by reference.

                                  OTHER MATTERS

Stockholder Proposals for Next Meeting

      Proposals of stockholders intended for inclusion in the proxy statement for the Annual Meeting of Stockholders to be held in 2004 must be received by the Company's executive offices not later than March 20, 2004. Proponents should submit their proposals by Certified Mail-Return Receipt Requested. Proposals received after that date will be deemed untimely.

Notice Regarding Abandoned Property Law of New York State

      The Company has been informed by its Transfer Agent, Continental Stock Transfer & Trust Company, that New York State now requires the Company's Transfer Agent to report and escheat all shares held by the Company's record shareholders if there has been no written communication received from the shareholder for a period of five years. This regulation pertains specifically to corporate issuers who do not pay dividends and their shareholders with New York, foreign or unknown addresses. The law mandates escheatment of shares even though the certificates are not in the Transfer Agent's possession, and even though the shareholder's address of record is apparently correct.

      The Transfer Agent has advised the Company that the law requires the Transfer Agent to search its records as of June 30 each year in order to determine those New York resident shareholders from whom it has had no written communication within the past five years. Written communication would include transfer activity, voted proxies, address changes or other miscellaneous written inquiries. For those shareholders who have not contacted the Transfer Agent in over five years, a first-class letter must be sent notifying them that their shares will be escheated in November if they do not contact the Transfer Agent in writing prior thereto. All written responses will be entered in the Transfer Agent's files, but those who do not respond will have their shares escheated. Shareholders will be able to apply to New York State for the return of their shares.

      Accordingly, shareholders that may be subject to New York's Abandoned Property Law should make their inquiries and otherwise communicate, with respect to the Company, in writing. Shareholders should contact their attorneys with any questions they may have regarding this matter.

No Other Business

      Management is not aware at this date that any other business matters will come before the meeting. If, however, any other matters should properly come before the meeting, it is the intention of the persons named in the proxy to vote thereon in accordance with their judgment.

June 27, 2003                           MTR GAMING GROUP, INC.
                                        Rose Mary Williams, Secretary

                                    EXHIBIT A

                                 CHARTER OF THE
                             MTR GAMING GROUP, INC.
                                 AUDIT COMMITTEE

                                   June, 2000

The Audit Committee of the Board of Directors of MTR Gaming Group, Inc. (the "Audit Committee," the "Board" and "MTR" or the "Company," respectively), will have the oversight responsibility, authority and specific duties as described below.

Composition

The Audit Committee will be comprised of three or more directors as determined by the Board. The members of the Audit Committee will meet the independence and experience requirements of The Nasdaq Stock Market, Inc. ("Nasdaq"). The members of the Audit Committee will be elected annually at the organizational meeting of the full Board held in August, and will be listed in the annual report to shareholders. Any interim vacancies will also be filled by the Board. One of the members of the Audit Committee will be elected Audit Committee Chair by the Board.

Responsibility

The Audit Committee is a committee of the Board, as defined by Delaware corporate law. The Audit Committee's primary function is to assist the Board in fulfilling its oversight responsibilities with respect to (i) the annual financial information to be provided to shareholders and the Securities and Exchange Commission ("SEC" or "Commission"); (ii) the system of internal controls that management has established; and (iii) the internal and external audit processes of MTR. In addition, the Audit Committee provides an avenue for communication between internal audit personnel, MTR's independent auditors, financial management and the Board. The Audit Committee should have a clear understanding with the independent auditors that they must maintain an open and transparent relationship with the Audit Committee, and that the ultimate accountability of the independent auditors is to the Board and the Audit Committee. The Audit Committee will make regular reports to the Board concerning its activities.

While the Audit Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company's financial statements are complete and accurate and are in accordance with generally accepted accounting principles. This is the responsibility of management and the independent auditors. Nor is it the duty of the Audit Committee to conduct investigations, to resolve disagreements, if any, between management and the independent auditors or to assure compliance with laws and regulations and the Company's business conduct guidelines.

Authority

Subject to the prior approval of the Board, the Audit Committee is granted the authority to investigate any matter or activity involving financial accounting and financial reporting, as well as the internal controls of the Company. In that regard, the Audit Committee will have the authority to approve the retention of external professionals to render advice and counsel in such matters. All employees will be directed to cooperate with respect thereto as requested by members of the Audit Committee.

Meetings

The Audit Committee is to meet at least four times annually and as many additional times as the Audit Committee deems necessary. Content of the agenda for each meeting should be cleared by the Audit Committee Chair. The Audit Committee is to meet in separate executive sessions with the chief financial officer, independent auditors and internal audit personnel at least once each year and at other times when considered appropriate.

Attendance

Audit Committee members will strive to be present at all meetings, although action may be taken by a majority of the Audit Committee members at a meeting. As necessary or desirable, the Audit Committee Chair may request that members of management and representatives of the independent auditors and internal audit personnel be present at Audit Committee meetings. Waiver, notice and adjournment of Audit Committee meetings shall be conducted in same manner as meetings of the Board.

Specific Duties

      o Review and reassess the adequacy of this charter annually and recommend any proposed changes to the Board for approval. This should be done in compliance with applicable Nasdaq Audit Committee Requirements.

      o Review with the Company's management, internal audit personnel and independent auditors the Company's accounting and financial reporting controls. Obtain annually in writing from the independent auditors their letter as to the adequacy of such controls.

      o Review with the Company's management, internal audit personnel and independent auditors significant accounting and reporting principles, practices and procedures applied by the Company in preparing its financial statements. Discuss with the independent auditors their judgments about the quality, not just the acceptability, of the Company's accounting principles used in financial reporting.

      o Review the scope and general extent of the independent auditors' annual audit. The Audit Committee's review should include an explanation from the independent auditors of the factors considered by the accountants in determining the audit scope, including the major risk factors. The independent auditors should confirm to the Audit Committee that no limitations have been placed on the scope or nature of their audit procedures. The Audit Committee will review annually with management the fee arrangement with the independent auditors.

      o Review the scope and general extent of the independent auditors' annual audit. The Audit Committee's review should include an explanation from the independent auditors of the factors considered by the accountants in determining the audit scope, including the major risk factors. The independent auditors should confirm to the Audit Committee that no limitations have been placed on the scope or nature of their audit procedures. The Audit Committee will review annually with management the fee arrangement with the independent auditors.

      o Inquire as to the independence of the independent auditors and obtain from the independent auditors, at least annually, a formal written statement delineating all relationships between the independent auditors and the Company as contemplated by Independence Standards Board No. 1, Independence Discussions with Audit Committees.

      o Have a predetermined arrangement with the independent auditors that they will advise the Audit Committee through its Chair and management of the Company of any matters identified through procedures followed for interim quarterly financial statements, and that such notification as required under standards for communication with Audit Committees is to be made prior to the related press release or, if not practicable, prior to filing Forms 10-Q or 10-K. Also receive written confirmation provided by the independent auditors at the end of each of the first three quarters of the year that they have nothing to report to the Audit Committee, if that is the case, or the written enumeration of required reporting issues.

      o At the completion of the annual audit, the Audit Committee shall review with management, internal audit personnel and the independent auditors the following:

            o The annual financial statements and related footnotes and financial information to be included in the Company's annual report to shareholders and on Form 10-K.

            o Results of the audit of the financial statements and the related report thereon and, if applicable, a report on changes during the year in accounting principles and their application.

            o Significant changes to the audit plan, if any, and any serious disputes or difficulties with management encountered during the audit, and specifically ask the independent auditors about:

                  > the cooperation received during their audit, including access to all requested records, data and information.

                  > whether there have been any disagreements with management which, if not satisfactorily resolved, would have caused them to issue a nonstandard report on the Company's financial statements.

            o Other communications as required to be communicated by the independent auditors by Statement of Auditing Standards ("SAS") 61 as amended by SAS 90 relating to the conduct of the audit.

            o Any written communication provided by the independent auditors concerning their judgment about the quality of the Company's accounting principles, as outlined in SAS 61 as amended by SAS 90, and that they concur with management's representation concerning audit adjustments.

      o After preparation by management and review by internal audit personnel and independent auditors, approve the report required under SEC rules to be included in the Company's annual proxy statement. This Charter is to be published as an appendix to the proxy statement or annual report at least once every three years.


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      o     Discuss with the independent auditors the quality of the Company's financial and accounting personnel. Also, elicit the comments of management regarding the responsiveness of the independent auditors to the Company's needs.

      o Meet with management, internal audit personnel and the independent auditors to discuss any relevant significant recommendations that the independent auditors may have, particularly those characterized as `material' or `serious'. Typically, such recommendations will be presented by the independent auditors in the form of a Letter of Comments and Recommendations to the Audit Committee. The Audit Committee should review responses of management to the Letter of Comments and Recommendations from the independent auditors and receive follow-up reports on action taken concerning the aforementioned recommendations.

      o Recommend to the Board the selection, retention or termination of the Company's independent auditors.

      o Review the appointment and replacement of the senior internal audit executive.

      o Review with management, internal audit personnel and the independent auditors the methods used to establish and monitor the Company's policies with respect to unethical or illegal activities by Company employees that may have a material impact on the financial statements.

      o Generally, as part of the review of the annual financial statements, receive an oral report(s), at least annually, from the Company's general counsel concerning legal and regulatory matters that may have a material impact on the financial statements.

      o As the Audit Committee may deem appropriate, obtain, weigh and consider expert advice as to the Audit Committee and relevant rules of the Nasdaq Stock Market, (which are attached as Schedule A) and other accounting, legal and regulatory provisions.


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

                                   SCHEDULE A
                                  NASDAQ RULES
                           GOVERNING AUDIT COMMITTEES
                               OF LISTED COMPANIES

      Rule 4460 Non-Quantitative Designation Criteria for Issuers Excepting
                              Limited Partnerships

                                      * * *

(d) Audit Committee:

(2)(A) Each issue must have, and certify that it has and will continue to have, an audit committee of at least three members, comprised solely of independent directors, each of whom is able to read and understand fundamental financial statements, including a company's balance sheet, income statement, and cash flow statement or will become able to do so within a reasonable period of time after his or her appointment to the audit committee. Additionally, each issuer must certify that it has, and will continue to have, at least one member of the audit committee that has past employment experience in finance or accounting, requisite professional certification in accounting, or any other comparable experience or background which results in the individual's financial sophistication, including being or having been a chief executive officer, chief financial officer or other senior officer with financial oversight responsibility.

(2)(B) Notwithstanding paragraph (i), one director whose is not independent as defined in Rule 4200, and is not a current employee or an immediate family member of such employee, may be appointed to the audit committee, if the membership on the committee by the individual is required by the best interests of the corporation and its shareholders, and the board discloses, in the next annual proxy statement subsequent to such determination, the nature of the relationship and the reason for that determination.

Rule 4200. Definitions

(a) For the purposes of the Rule 4000 Series, unless the context requires otherwise--

                                      * * *

14) "Independent director" means a person other than an officer or employee of the company or its subsidiaries or any other individual having a relationship which, in the opinion of the company's board of directors, would interfere with the exercise of independent judgement in carrying out the responsibilities of a director. The following persons shall not be considered independent:

(A) a director who is employed by the corporation or any of its affiliates for the current year or any of the past three years;


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

(B) a director who accepts any compensation from the corporation or any of its affiliates in excess of $60,000 during the previous fiscal year, other than compensation for board service, benefits under a tax-qualified retirement plan, or non-discretionary compensation;

(C) a director who is a member of the immediate family of an individual who is, or has been in any of the past three years, employed by the corporation or any of its affiliates as an executive officer. Immediate family includes a person's spouse, parents, children, siblings, mother-in-law, father-in-law, brother-in-law, sister-in-law, son-in-law, daughter-in-law, and anyone who resides in such person's home;

(D) a director who is a partner in, or a controlling shareholder or an executive officer of, any for-profit business organization to which the corporation made, or from which the corporation received, payments (other than those arising solely from investments in the corporation's securities) that exceed 5% of the corporation's or business organization's consolidated gross revenues for that year, or $200,000, whichever is more, in any of the past three years; or

(E) a director who is employed as an executive of another entity where any of the company's executives serve on that entity's compensation committee.

                                      * * *


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